UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2025

CARTESIAN THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37798	26-1622110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7495 New Horizon Way, Frederick, MD 21703
(Address of principal executive offices)(Zip Code)

(301) 348-8698
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.0001)	RNAC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 29, 2025, Cartesian Therapeutics, Inc. (the “Company”) entered into a (i) consulting agreement (the “Consulting Agreement”) and (ii) separation agreement and release (the “Separation Agreement,” and together with the Consulting Agreement, the “Agreements”), each with the Company’s Chief Technology Officer, Metin Kurtoglu.
Dr. Kurtoglu’s employment with the Company will end effective May 1, 2025, and pursuant to the Consulting Agreement, Dr. Kurtoglu will serve as a consultant to the Company for the term May 1, 2025 to April 30, 2026.
Pursuant to the Separation Agreement, Dr. Kurtoglu agreed to release the Releasees (as such term is defined in the Separation Agreement) from any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Dr. Kurtoglu may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including April 29, 2025, in consideration for receipt from the Company of the severance payments and benefits described in the employment agreement, dated March 28, 2024, by and between the Company and Dr. Kurtoglu, including payment of 12-months’ salary and eligibility for a pro-rated bonus, and the accelerated vesting of equity awards held by Dr. Kurtoglu granted on January 2, 2024 under any Company equity compensation plans.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARTESIAN THERAPEUTICS, INC.

Date: April 29, 2025	By:	/s/ Carsten Brunn, Ph.D.
Carsten Brunn, Ph.D.
President and Chief Executive Officer